As filed with the Securities and Exchange Commission on November 24, 1997

                                               Registration No. 333-
------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.   20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    Under
                           The Securities Act of 1933

                               YORK FINANCIAL CORP.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

                                  Pennsylvania
           --------------------------------------------------------------
           (State or other jurisdiction of incorporation or organization)

                                    23-2427539
                       ------------------------------------
                       (I.R.S. Employer Identification No.)


                               101 South George Street
                              York, Pennsylvania 17401
                                   (717) 846-8777
             ------------------------------------------------------------
             (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

                              John F. Breyer, Jr., Esq.
                                Aaron M. Kaslow, Esq.
                                  Breyer & Aguggia
                                   Suite 470 East
                                1300 I Street, N.W.
                               Washington, D.C. 20005
                                   (202) 737-7900
                --------------------------------------------------------
                (Name, address, including zip code and telephone number,
                       including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

        If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box  [   ]

                         Calculation of Registration Fee
===========================================================================
Title of each                     Proposed     Proposed
class of                          maximum      maximum
securities                        offering     aggregate
to be             Amount to be    price        offering    Amount of
registered        registered(1)   per unit(2)  price(2)    registration fee
---------------------------------------------------------------------------
Common Stock,     450,000         $26.38      $11,871,000    $3,598
$1.00 par
value per share
===========================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee. Based on the average of high and low prices reported on the Nasdaq National Market as of November 20, 1997 pursuant to Rule 457(c).


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                              [Company's Letterhead]

                                 November 24, 1997

Dear Stockholder:

         I am pleased to send you this Prospectus describing our Dividend Reinvestment and Stock Purchase Plan, as amended ("Plan"). The Plan was recently amended to increase the number of shares under the Plan.

         Our Plan offers you several attractive features:

         . You may purchase shares of Common Stock of the Company with reinvested quarterly cash dividends at a 10% discount from the low trade price of the stock on the Investment Date.

         . You pay no service charges or brokerage commission for stock purchased under the Plan.

         . Besides reinvesting dividends, you may make optional quarterly cash payments of as little as $25 or as much as $2,500 towards the purchase of additional shares of Common Stock at the low trade price of the stock on the Investment Date, without a discount.

         . If you wish, you may continue to receive all of your dividends in cash and still purchase additional Common Stock with optional cash payments.

         . You may have your shares held in safekeeping with the Plan Administrator and all cash dividends, stock dividends and cash-in-lieu checks will be added directly to your dividend reinvestment account.

         . You may request to have shares sold by the Plan Administrator from your dividend reinvestment account. Fees incurred will be the responsibility of the shareholder.

         The Plan is completely voluntary. You may terminate your participation at any time. If you wish to participate in the Plan, return the enclosed Authorization Form. If you decide not to participate in the Plan, you will continue to receive your dividends, if and when declared, by check from the Company. If you are already a participant in the Plan, you do not need to complete a new Authorization Form in order to continue to participate under the Plan.

         The accompanying Prospectus presents the details of the Plan in a simple question-and-answer format. Also set forth is important information regarding York Financial Corp. Please read this Prospectus carefully. It should answer most questions you may have about the Plan. If you have additional questions, please address them to Shareholder Relations, York Financial Corp., 101 South George Street, Post Office Box 15068, York, Pennsylvania 17405 (telephone number (717) 846-8777) or to the Plan Administrator, American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005 (telephone number 1-800-278-4353).

      The Board of Directors of York Financial Corp. wish to take this opportunity to thank you for your continued support and investment in York Financial Corp.

                                           Sincerely,



                                           Robert W. Pullo
                                           President

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PROSPECTUS

                                 York Financial Corp.

                    DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The Dividend Reinvestment and Stock Purchase Plan ("the Plan") of York Financial Corp. ("Company") provides holders of record of shares of the Company's common stock, par value $1.00 per share ("Common Stock"), with a convenient and economical way to purchase shares of the Company's Common Stock and to reinvest at no cost all or a portion of their cash dividends in additional shares of Common Stock. Any holder of record of shares of Common Stock is eligible to participate in the Plan. In addition, brokers and other nominees may reinvest dividends on behalf of beneficial owners as described in the Plan.

         Participants in the Plan may elect to have the cash dividends paid on all or a percentage of their shares of Common Stock automatically reinvested in additional shares of Common Stock. Participants may also purchase additional shares of Common Stock by making optional cash investments in accordance with the provisions of the Plan. Holders of Common Stock who choose not to participate in the Plan will continue to receive cash dividends on shares of Common Stock registered in their name, as declared, by check or direct deposit.

         Shares of Common Stock purchased under the Plan will be purchased either directly from the Company or in the open market. The purchase price for each share of Common Stock purchased with reinvested dividends will be at a 10% discount from the low trade price on the relevant Investment Date. The purchase price for each share of Common Stock purchased with optional cash payments will be the low trade price on the relevant Investment Date. See Question 15.

         This Prospectus relates to 450,000 shares of Common Stock registered for sale under the Plan. Such shares may be either authorized but unissued shares or shares reacquired and held in the Company's treasury. This Prospectus also covers an indeterminate number of shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions. Participants should retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF THE COMPANY'S COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

              The date of this Prospectus is November 24, 1997.

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                            AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material also can be obtained at prescribed rates from the Commission's Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, materials filed by the Company are available for inspection at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006. Reports, proxy statements and other information filed by the Company are also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov.

         This Prospectus constitutes part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the SEC are hereby incorporated by reference: (i) the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1997 and (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of this offering shall be deemed to be incorporated by reference from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this material to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents). Written or oral request should be directed to the Corporate Secretary, York Financial Corp., 101 South George Street, York, Pennsylvania 17401 (telephone number is (717) 846-8777).

                        THE COMPANY AND THE ASSOCIATION

         York Financial Corp., a Pennsylvania corporation, is the parent company for its principal subsidiary, York Federal Savings and Loan Association ("York Federal" or the "Association"). The Company is currently a unitary savings and loan holding company.

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         York Federal was originally chartered in 1955 as a mutual savings and loan association and in March 1984 converted to a capital stock association. Since its chartering, the Association has been a member of the Federal Home Loan Bank ("FHLB") System. Its savings accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") up to applicable limits under the Savings Association Insurance Fund ("SAIF"). The Association is subject to regulation of the FDIC and the Office of Thrift Supervision ("OTS").

         The Association is primarily engaged in attracting deposits from the general public and originating loans secured by residential and other real estate. The Association also makes consumer and commercial loans. York Federal also invests in obligations of the United States Government and federal agencies, and other investments as permitted by applicable laws and regulations. The Association conducts its business through its home office in York, Pennsylvania and 19 full-service branch offices located in York and surrounding counties and two full-service branch offices located in Harford County, Maryland.

                              YORK FINANCIAL CORP.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The following is a question and answer statement of the provisions of the Company's Dividend Reinvestment and Stock Purchase plan, as amended, effective November 19, 1997.

PURPOSE

1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of Common Stock of the Company and investing optional cash payments in shares of Common Stock issued by the Company without payment of any brokerage commission or service charge. Shares of Common Stock purchased under the Plan by participants may either be issued by the Company or, subject to applicable regulatory requirements, purchased by the Company in the open market. To the extent that such shares are purchased directly from the Company, the Company will receive additional funds to be used for general corporate purposes, including working capital.

         The Plan offers participants the following options: (a) to have all the cash dividends on their shares of Common Stock automatically reinvested in Common Stock of the Company, or (b) to have cash dividends on some of the participant's shares automatically reinvested, while continuing to receive cash dividends on the other shares, and (c) to make optional cash payments of not less than $25 nor more than $2,500 per calendar quarter for the purchase of additional shares, whether or not dividends are being reinvested.

2.       What are the advantages of the Plan?

         Participants increase their holdings of the Company's Common Stock without incurring any commissions or service charges in connection with purchases under the Plan. Participants are able to purchase shares of Common Stock through reinvestment of quarterly cash dividends (but not with optional cash payments) at a discount of 10% from the low trade price of such shares on the Investment Date, as that term is defined in Question 13, or if no shares trade on the Investment Date, then the low trade price for the last business day prior to the Investment Date on which such shares were traded (see Question 13). The low trade price referred to herein is determined based on the low trade price reported in The Wall Street Journal. Regular statements of account provide each participant with a record of each transaction. The Plan is entirely voluntary. You may join or terminate your participation at any time prior to a particular record date by notice in writing to the Plan Administrator (see Question 5).

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ADMINISTRATION

3.       Who administers the Plan for participants?

         American Stock Transfer and Trust Company (the "Plan Administrator") administers the Plan for participants, maintains records, sends statements of account to participants and performs other duties relating to the Plan. The Plan Administrator will hold for safekeeping shares of Common Stock purchased for, or deposited for safekeeping by, each participant until termination of participation in the Plan or receipt of a written request from a participant for the issuance of a certificate for all or a portion of such shares. Shares of Common Stock purchased under the Plan and held by the Plan Administrator will be registered in its name or the name of one of its nominees and will be credited to the account of each participant. As the record holder of shares of Common Stock held for participants under the Plan, the Plan Administrator will receive dividends on such shares of Common Stock, will credit such dividends to each participant's account on the basis of full and fractional shares held in each account, and will automatically reinvest such dividends in additional shares of Common Stock. In the event that the Plan Administrator should resign or otherwise cease to act as agent, the Company will make such other arrangements as it deems appropriate for the administration of the Plan.

         The Plan Administrator may be contacted by mail at:

         American Stock Transfer and Trust Company
         40 Wall Street
         46th Floor
         New York, New York  10005

         Telephone inquiries may be made to the Plan Administrator at (800) 278-4353. Please mention York Financial Corp. in all correspondence.

PARTICIPATION

4.       Who is eligible to participate?

         Each shareholder who has shares of Common Stock of the Company registered in his or her own name is eligible to participate in the Plan.

         Any person whose Common Stock is registered in a name other than his or her own (e.g. in the name of a broker, bank or other nominee) and who desires to participate in the Plan must either become a holder of record by having such securities transferred into his or her own name or make appropriate arrangements with his or her broker, bank or other nominee and the Plan Administrator. In general, a nominee holding Common Stock on behalf of a beneficial owner may participate in and make elections under the Plan with respect to such Common Stock of such beneficial owner in the same manner as the beneficial owner could (and subject to the same limitations and conditions) if such beneficial owner held such Common Stock in his or her own name.

         As a Plan participant, you may also deposit your Common Stock certificates in your Plan account, where the certificates will be fully protected against loss, theft or damage. Simply send the certificates (via registered mail, return receipt requested) to the Plan Administrator. Be sure to include a written request that the shares be added to your Plan account. The Plan Administrator will hold your certificates until you choose to withdraw shares, sell the shares or terminate your participation in the Plan.

         Stockholders who reside in jurisdictions in which it is unlawful for York Financial to permit their participation are not eligible to participate in the Plan.

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5.       How does an eligible stockholder join the Plan?

         To join the Plan, a stockholder must complete an Authorization Form and return it to the Plan Administrator. An Authorization Form is enclosed with the offering circular regarding the Plan. Stockholders who are already participants in the Plan need not complete a new Authorization Form in order to continue to participate under the Plan. Additional copies of the Authorization Form will be provided from time to time to the holders of the Company's Common Stock, and may be obtained at any time by written request to the plan Administrator at the address set forth in Question 3.

6.       When may an eligible stockholder join the Plan?

         A stockholder may join the Plan at any time. If the Authorization Form is received by the Plan Administrator on or before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of Common Stock, such reinvestment of dividends will begin with that dividend payment.

         See Question 11 below for information concerning the investment of optional cash payments.

7.       What does the Authorization Form provide?

         The Authorization Form allows you to indicate how you wish to participate in the Plan by checking the appropriate box. You may indicate which of the following investment options you choose:

         (a) Full Dividend Reinvestment directs the Plan Administrator to invest in accordance with the Plan all the cash dividends on all of the shares of Common Stock then or subsequently owned by participants, and also permits participants to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan;

         (b) Partial Dividend Reinvestment directs the Plan Administrator to invest in accordance with the Plan the cash dividends on only that number of shares of Common Stock owned by participants which are designated in the appropriate space on the Authorization Form and also permits participants to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan; or

         (c) Additional Cash Purchase Only permits participants to make optional cash payments of as little as $25 or as much as $2,500 for the purchase of additional shares of Common Stock in accordance with the Plan, without reinvesting your dividends.

         Participants may select any of the three options. If the dividend reinvestment option is chosen, dividends will be reinvested on a cumulative basis on the shares designated on the Authorization Form and on all Plan shares held in the Plan account, until the participant specifies otherwise or withdraws from the Plan altogether, or until the Plan is terminated.

         The Authorization Form also appoints the Plan Administrator agent for each participant and directs the Plan Administrator to apply cash dividends and any optional cash payments a participant might make to the purchase of shares of Common Stock in accordance with the terms of the Plan.

         (d) Safekeeping of Shares is an additional service to Plan participants, which allows you to deposit free of charge all Common Stock Certificates held by you with the Plan Administrator for safekeeping. If you wish to use this service, you should complete the appropriate box on the Authorization Form and return it to the Plan Administrator with the certificate or certificates. Delivery of certificates is at the risk of the shareholder and, for delivery by mail, insured registered mail with return receipt requested is recommended.

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8.       May a stockholder have dividends reinvested under the Plan with respect to less than all of the shares of Common Stock registered in that stockholder's name?

         Yes. Participants may indicate on the Authorization Form the number of full shares desired to be participated in the Plan. Participants will continue to receive the dividends on the remaining shares. However, a shareholder who has shares of Common Stock registered in more than one name, for example, some registered in the name of "John Smith" and other registered in the name of "J. Smith", may elect to participate in the Plan for each registration in order to reinvest cash dividends paid on all of their shares of Common Stock.

9. Are stockholders who participated under the 1995 plan required to return an Authorization Form to participate under this Plan?

         No. The 1995 plan, as well as the Plan set forth herein, provides that the Board of Directors may amend, suspend, modify or terminate the Plan at any time without the approval of participants. However, the Company must send notice of such action to participants who retain the right to withdraw from the Plan. See Question 29 below. This Plan supplements and amends the previous plan and receipt of a copy of this Prospectus shall serve as notice of such amendment. A stockholder who is currently participating under the previous plan will continue to participate under this Plan, unless such stockholder notifies the Company of their intention to withdraw from the Plan in whole or in part pursuant to the procedures outlined in Question 22 below. All participants in the previous plan will automatically participate in this Plan. A stockholder who is currently participating under the previous plan need not complete and mail to the Company an Authorization Form to participate under this Plan. Such participation is automatic. However, Authorization Forms which are returned by stockholders currently participating under the previous plan will supersede all prior Authorization Forms.

OPTIONAL CASH PAYMENTS

10.      How do optional cash payments work?

         If a stockholder participant chooses to participate by optional cash payments, the Plan Administrator will apply any optional cash payment received by the Plan Administrator from the participant to the purchase of shares of Common Stock for the participant's account. Dividends payable on shares of Common Stock purchased with optional cash payments will be automatically reinvested in shares of Common Stock; however, all shares registered under one taxpayer identification number will be aggregated for the purposes of making optional cash payments so that no shareholder may invest more than $2,500 per quarter to purchase additional shares under the Plan.

11.      How are optional cash payments made?

         An initial optional cash payment may be made by a participant when enrolling by enclosing a check for not less than $25 nor more than $2,500 with the Authorization Form. Checks should be made payable to American Stock Transfer and Trust Company and returned along with the Authorization Form in the envelope provided. Thereafter, optional cash payments may be made each quarter by sending to the Plan Administrator the participant's check for not less than $25 nor more than $2,500, together with the account identification stub furnished by the Plan Administrator. In addition to optional cash payments by check, participants may authorize the Plan Administrator to make withdrawals from their York Federal account automatically for quarterly optional cash payments by completing an Authorization Form and returning it to the Plan Administrator at least thirty days prior to the Investment Date. Authorization Forms may be obtained by request to the Company or the Plan Administrator.

         The election to make optional cash payments is available to each participant at any time. Optional cash payments by a participant must be at least $25 per calendar quarter and cannot exceed a total of $2,500 in any calendar quarter. The same amount of money need not be sent each quarter and there is no obligation to make an optional cash payment at any time.

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12.      When will optional cash payments received by the Plan Administrator be invested?

         Optional cash payments will be invested on the Investment Date as defined in Question 13 below. Optional cash payments received by the Plan Administrator less than two business days before a given Investment Date will be returned to the participant by the Plan Administrator. Since no interest will be paid by the Company or the Plan Administrator on optional cash payments, participants are urged to make optional cash payments shortly before the Investment Date. However, participants should allow sufficient time to insure that an optional cash payment will be received at least two business days before the Investment Date. Participants may request in writing that the Plan Administrator return all or a portion of their uninvested optional cash payments at any time up to two business days before the Investment Date. Any optional cash payment received more than 30 days before an Investment Date will be returned.

PURCHASES

13.      When will purchases be made?

         Purchases under the Plan will be made during each calendar quarter on each "Investment Date," which will be the close of business on the dividend payment date or as soon as practicable thereafter. Dividends, when declared, are generally paid on or about the fifteenth day of each February, May, August
and November.   The corresponding record dates are generally about the end of the calendar month just preceding the respective dividend payment dates.

14.      How many shares of Common Stock will be purchased for participants?

         The number of shares purchased for a participant shall be determined by dividing the amount of dividends and/or optional cash payments in the account of each participant available for investment on the Investment Date by the purchase price per share on such date less the applicable discount. If the funds available from participants are not sufficient to purchase an exact number of shares, participants' plan accounts will be credited with fractional shares computed to three decimal places, which will earn proportionate dividends as declared. Participants may not specify the number of shares to be purchased on a given Investment Date.

15. What will be the price of shares of Common Stock purchased under the Plan?

         The price of shares of Common Stock purchased for participants in the Plan with reinvested dividends on their Common Stock will be the low trade price reported in The Wall Street Journal as of the Investment Date, less the applicable 10% discount. The price of shares of Common Stock purchased for participants in the Plan with optional cash payments will be the low trade price quoted for the purchase of the Common Stock on the Investment Date, without such discount. The Company will bear all costs of administering the Plan, except as described under Question 19, below. In the event of an error in reporting the low trade price in The Wall Street Journal, the Company will determine the low trade price from actual records.

16. May dividends on shares purchased through the Plan be sent directly to the beneficial owner?

         No. The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of Common Stock and to have the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of Common Stock unless and until the participant elects to terminate participation in the Plan as to any or all shares in the plan. See Question 23 below. In the event a shareholder withdraws a portion of his or her shares from the Plan, dividends will continue to be reinvested in shares of Common Stock on the Common Stock remaining in the Plan.

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17.      Will the Plan have a dilutive effect on the Company's book value per share?

         Possibly. The issuance of Common Stock purchased with reinvested quarterly cash dividends and optional cash payments will have a dilutive effect on the book value per share of the Company's Common Stock if such shares are issued, with any applicable discount, at a price below the then prevailing book value of the Common Stock. The exact amount of such dilution will depend upon the number of shares issued under the Plan and the issue price of such shares. All stockholders have the right to participate in the Plan and reinvest cash dividends in Common Stock of the Company and make limited optional cash payments under the Plan.

COSTS

18. Are there any expenses to participants in connection with purchases of Common Stock from the Company under the Plan?

         No. All costs or expenses arising out of the purchase of shares pursuant to the Plan, including the Plan Administrator's fees, will be paid by the Company. There will be no brokerage fees for shares purchased from the Company under the Plan.

REPORTS TO PARTICIPANTS

19.      How will participants be advised of their purchases of stock?

         As soon as practicable after each purchase for a participant's account, the participant will receive a statement of account from the Plan Administrator. These statements are a participant's continuing record of the cost of shares purchased and the number of shares acquired, and should be retained for tax purposes.

CASH DIVIDENDS

20. Will participants be credited with dividends on shares held in their account under the Plan?

         Yes. A participant's account will be credited with dividends on shares held in his or her account. If the dividend reinvestment option is chosen, the Plan Administrator will reinvest the dividends in additional shares of Common Stock.

STOCK SPLITS, STOCK DIVIDENDS, AND RIGHTS OFFERINGS

21. What is the effect of a stock split, stock dividend or rights offering by the Company under the Plan?

         Any stock dividend or stock split declared by the Company on shares held by the Plan Administrator for a participant will be credited to a participant's account without charge. In the event that the Company makes available to its shareholders the right to purchase additional shares, debentures or other securities, such rights accruing on the shares held by the Plan Administrator for a participant will be sold and the proceeds of the sale will be promptly applied to the purchase of additional shares of the Company for the participant's account. If, however, a participant wishes to exercise such rights, he may, by written request received by the Plan Administrator prior to the record date for such rights, obtain a certificate for the full shares in the participant's account so that such rights to purchase additional shares accruing to those certificates will flow directly to the participant.

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STOCK CERTIFICATES

22. Will stock certificates be issued for shares of Common Stock purchased?

         Normally, certificates for Common Stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statement of account.

         A participant may receive certificates for full shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of certificates for all full shares in the account. When certificates are issued to the participant, future dividends on such shares will be treated in accordance with the participant's instructions as indicated on the Authorization Form. Any remaining shares will continue to be reflected in the participant's account.

         A participant's rights under the Plan and shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

         Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued.

WITHDRAWAL FROM THE PLAN

23. Is the Plan entirely voluntary and may a participant withdraw at any time?

         In order to withdraw a portion or all of their shares from the Plan or change their investment election, a participant must notify the Plan Administrator in writing that they wish to make such a withdrawal or such a change. When a participant withdraws a portion or all of their shares from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fractional share. The cash payment will be based on the closing price of the Common Stock as report by the Nasdaq National Market on the date the termination request is processed by the Plan Administrator.

         Upon termination of participation in the Plan, a participant may request that all or a portion of the whole shares credited to their account under the Plan be sold. As soon as practicable after receipt of notice of termination and consent of sale, the Plan Administrator will place a sell order with a brokerage firm selected by the Plan Administrator. The participant will receive the proceeds of the sale less any brokerage commission and any transfer tax.

         If the written request from a participant to withdraw and stop dividend reinvestment is received by the Plan Administrator prior to the record date for a dividend, reinvestment of such participant's dividends will be terminated on the date of receipt of such notice by the Plan Administrator. Also, such dividend and all subsequent dividends will be paid to the participant by check, except that dividends on shares in the participant's account which are not withdrawn will continue to be reinvested (see below).

         If the withdrawal request is received on or after the record date for a dividend, such dividend will be invested for the participant's account under the Plan and the withdrawal or change effected thereafter. If a request to withdraw and to stop investment of optional payments is received by the Plan Administrator at least two business days before the next Investment Date, any uninvested optional cash payments then held in such participant's account will not be reinvested and will be returned to the participant. If the withdrawal request is received less than two business days before such Investment Date, any such optional cash payment then held in a participant's account will be reinvested for the participant's account, and the withdrawal or change effected thereafter.

         A participant who terminates the reinvestment of dividends paid on shares registered in their name may leave in the Plan the shares acquired pursuant thereto. Dividends paid on the shares left in the Plan will continue to be automatically reinvested for their account. The participant may also continue to make optional cash payments.

         The Company does, however, reserve the right to terminate the participation of any participant who, in the Company's opinion, is abusing the Plan or causing undue expense.

24.      Will the Plan Administrator sell shares held in safekeeping?

         Yes. Upon written instruction to the Plan Administrator, the number of shares designated by the participant will be sold at the market price on the day selected by the Plan Administrator. Participants will receive a check net of any brokerage costs and commissions in a manner similar to that for withdrawal from the Plan.

OTHER INFORMATION

25. What happens when a participant sells or transfers all of the shares registered in his or her name?

         If a participant disposes of all shares of Common Stock registered in his or her name (other than shares credited to their account under the Plan), the Plan Administrator will continue to reinvest the dividends on the shares credited to their account under the Plan until such participant withdraws from the Plan.

26. How will a participant's shares held under the Plan be voted at meetings of stockholders?

         Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to his or her other shares in the Company and may be voted by such holder pursuant to such proxy.

27.      What are the income tax consequences of participation in the Plan?

         In general, a participant in the Plan has the same Federal and state income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of Common Stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the Common Stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash but, instead, was applied to the purchase of additional shares for his or her account.

         The basis of each share credited to a participant's account pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the Common Stock, and the holding period for such shares begins on the day following the dividend payment date. The difference between the fair market value of the Common Stock and the cash payment therefor, or the discount, will be taxable to the shareholder as ordinary income. The basis of the shares credited to a participant's account pursuant to the optional cash investment aspect of the Plan is the amount paid by the participant to acquire the shares. The holding period for such shares begins on the day following the Investment Date.

         The receipt by a participant of certificates representing whole shares previously credited to his or her account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or loss when fractional shares are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells shares after the participant's withdrawal from the Plan.

         Each shareholder should consult his or her own tax adviser regarding the income tax effect of participation in the Plan as to such shareholder.

28.      What are the responsibilities of the Company under the Plan?

         The Company and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or judicially declared incompetency prior to receipt by the Plan Administrator of notice in writing of such death or incompetency or with respect to the prices at which shares are purchased for the participant's account, and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares.

29.      Who bears the risk of market price fluctuations in the Common Stock?

         A participant's investment in shares acquired under the Plan is no different from direct investment in shares of the Company. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held by him in the Plan, or otherwise.

30.      May the Plan be changed or discontinued?

         The Plan may be amended, suspended, modified or terminated at any time by the Board of Directors of the Company without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

         The Company or the Plan Administrator may terminate a stockholder's individual participation in the Plan at any time by written notice to the stockholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional share.

                                 USE OF PROCEEDS

         The net proceeds from the sale of Common Stock offered pursuant to the Plan will become part of the Company's general funds for working capital purposes and investment in the various areas of business in which it is then engaged.

                           DESCRIPTION OF CAPITAL STOCK

         The Company is authorized to issue 20,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share. Each share of Common Stock has the same relative rights and is identical in all respects with every other share of Common Stock. The following summary does not purport to be a complete description of the applicable provisions of the Company's Articles of Incorporation and Bylaws or of applicable statutory or other law, and is qualified in its entirety by reference thereto. See "AVAILABLE INFORMATION."

Common Stock

           Voting Rights. The holders of Common Stock possess exclusive voting rights in the Company. Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of Common Stock. Holders of shares of Common Stock are not entitled to cumulate votes for the election of directors.

         Dividends. The holders of Common Stock are entitled to such dividends as the Board of Directors may declare from time to time out of funds legally available. Dividends from the Company depend upon the receipt by the Company of dividends from its subsidiaries because the Company's major source of income is the dividends from its subsidiaries.

         Liquidation. In the unlikely event of liquidation of the Company and after payment of all liabilities and all amounts remaining in a special liquidation account established by the Association, holders of the Common Stock will be entitled to receive any remaining assets of the Company.

         Other Characteristics. Holders of Common Stock do not have any preemptive, conversion or other subscription rights with respect to any additional shares of Common Stock which may be issued. Therefore, the Board of Directors may authorize the issuance and sale of shares of capital stock of the Company without first offering them to existing shareholders of the Company. The Common Stock is not subject to any redemption or sinking fund provisions. The Common Stock cannot and will not be insured by the Federal Deposit Insurance Corporation.

Preferred Stock

         The Company's Articles of Incorporation authorizes the Board of Directors to issue from time to time one or more series of preferred stock with such designations and preferences, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereon, as permitted by law and as fixed from time to time by resolution of the Board of Directors. Because of its broad discretion with respect to the creation and issuance of any series of preferred stock without stockholder approval, the Board of Directors could adversely affect the voting power of the holders of common stock, and by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of the Company in any transaction not approved by the Board of Directors.

                                 EXPERTS

         The consolidated financial statements of York Financial Corp. incorporated by reference in York Financial Corp.'s Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINION

         The validity of the Common Stock to be issued pursuant to the Plan will be passed upon for York Financial Corp. by Breyer & Aguggia, Washington, D.C.

                                 INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the

Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

No person has been authorized to give any
information or make any representations not
contained in this Prospectus in connection
with the offer made hereby, and, if given or
made, any such information or representation
must not be relied upon as having been authorized      YORK FINANCIAL CORP.
by the Company.

This Prospectus does not constitute an offer
to sell or a solicitation of an offer to buy
any of the securities offered hereby in any
jurisdiction in which, or to any person to
whom, such offer or solicitation would be
unlawful.  Neither the delivery of this
Prospectus nor any sale hereunder shall under             Common Stock
any circumstances create any implication that          ($1.00 Par Value)
there has been no change in the affairs of the Company since any of the dates as of which information is furnished herein or since the date hereof.


      Table of Contents               Page
                                      ----
                                                     DIVIDEND REINVESTMENT AND
                                                        STOCK PURCHASE PLAN
Available Information. . . . . . . .
Incorporation of Certain
  Information by Reference . . . . .
The Company and the Association. . .
York Financial Corp.
  Dividend Reinvestment and Stock
  Purchase Plan. . . . . . . . . . .                        PROSPECTUS
Use of Proceeds. . . . . . . . . . .
Description of Common Stock. . . . .
Experts. . . . . . . . . . . . . . .
Legal Opinion. . . . . . . . . . . .
Indemnification. . . . . . . . . . .
                                                        November 24, 1997

                                   Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of Issuance and Distribution.

         Estimated expenses are expected to be minimal and will be paid by the Company.

Item 15. Indemnification of Directors and Officers.

         A. Any corporation, organized under the laws of this Commonwealth whether a stock Corporation or organized on the mutual plan without capital stock shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         B. A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

         C. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) or (B) of this section or in defense of any claim, issue or matter therein, shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         D. Any indemnification under subsections (A) or (B) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such subsections. Such determination shall be made (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) If such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) By the shareholders of members of the Corporation.

         E. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (D) of this section upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

         F. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         G. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Such insurance is declared to be consistent with the public policy of this Commonwealth.

         York Financial's Articles of Incorporation also provide for indemnification. The general effect of the provision is to indemnify any director or officer against any liability arising out from any action or suit to the extent permitted by Pennsylvania law as set forth above.

Item 16.  Exhibits

Exhibit 5 Opinion of Breyer & Aguggia with respect to the validity of the Common Stock being registered.

Exhibit 23.1     Consent of Ernst & Young LLP.

Exhibit 23.2 Consent of Breyer & Aguggia (contained in their opinion filed as Exhibit 5 hereto).

Exhibit 24 Power of Attorney of certain directors and officers of the Company (included in the signature pages to this Registration Statement).

Item 17. Undertakings.

         The undersigned hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on the 24th day of November, 1997.

                                       YORK FINANCIAL CORP.


                                       By: /s/Robert W. Pullo
                                           -----------------------------
                                           Robert W. Pullo
                                           President and Chief Executive
                                             Officer


                              POWER OF ATTORNEY

         We, the undersigned directors and officers of York Financial Corp. do hereby severally constitute and appoint Robert A. Angelo true and lawful attorney and agent to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Robert A. Angelo may deem necessary or advisable to enable York Financial Corp. to comply with the Securities Act of 1933 in connection with the Registration Statement on Form S-3 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Robert A. Angelo shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


   SIGNATURES                         TITLE                    DATE
   ----------                         -----                    ----


/s/Robert W. Pullo           President and Chief Executive  November 24, 1997
--------------------------
Robert W. Pullo               Officer and Director
                              (Principal Executive Officer)



/s/James H. Moss             Senior Vice President and      November 24, 1997
--------------------------
James H. Moss                 Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)


/s/Carolyn E. Steinhauser    Director                       November 24, 1997
--------------------------
Carolyn E. Steinhauser

/s/Thomas W. Wolf            Director                       November 24, 1997
--------------------------
Thomas W. Wolf



/s/Cynthia A. Dotzel         Director                       November 24, 1997
--------------------------
Cynthia A. Dotzel



/s/Paul D. Mills             Director                       November 24, 1997
--------------------------
Paul D. Mills



/s/Byron M. Ream             Director                       November 24, 1997
--------------------------
Byron M. Ream



/s/Robert W. Erdos           Director                       November 24, 1997
--------------------------
Robert W. Erdos



/s/Randall A. Gross          Director                       November 24, 1997
--------------------------
Randall A. Gross



/s/Robert L. Simpson         Director                       November 24, 1997
--------------------------
Robert L. Simpson

                                  EXHIBIT INDEX


Exhibit 5 Opinion of Breyer & Aguggia with respect to the validity of the Common Stock being registered.

Exhibit 23.1          Consent of Ernst & Young LLP.

Exhibit 23.2 Consent of Breyer & Aguggia (contained in their opinion filed as Exhibit 5 hereto).

Exhibit 24 Power of Attorney of certain directors and officers of the Company (included in the signature pages to this Registration Statement).

                               Exhibit 5

             Opinion of Breyer & Aguggia with respect to the validity of the Common Stock being registered

                                                      1300 I Street, N.W.
                                                         Suite 470 East
                                                   Washington, D.C. 20005
                                                 Telephone (202) 737-7900
Breyer & Aguggia                                 Facsimile (202) 737-7979
=============================================================================





                              November 24, 1997




Board of Directors
York Financial Corp.
101 South George Street
York, Pennsylvania  17405

         Re:      York Financial Corp.
                  Registration Statement on Form S-3

Board of Directors:

         We have acted as counsel to York Financial Corp. (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 and amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 450,000 shares of common stock ("Common Stock") par value $1.00 per share, of the Company which may be offered under the Company's Dividend Reinvestment and Stock Purchase Plan, as amended (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon, we are of the opinion that the Common Stock issued pursuant to and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable, provided such stock is issued at a price, after applicable discounts, in excess of the par value per share.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is part of the Registration Statement.

                                             Very truly yours,


                                             /s/BREYER & AGUGGIA
                                             BREYER & AGUGGIA


Washington, D.C.

                                 Exhibit 23.1

                         Consent of Ernst & Young LLP

[Logo] ERNST & YOUNG LLP











                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of York Financial Corp. for the registration of 450,000 shares of its common stock and to the incorporation by reference therein of our report dated July 17, 1997, with respect to the consolidated financial statements of York Financial Corp. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                                  /s/Ernst & Young LLP


Baltimore, Maryland
November 24, 1997